Exhibit 99.1

El Puerto City Council Approves Urban Development Agreement for Nomadar’s Multiuse Event Center in Southern Spain

Marshall, Texas – November 10, 2025 – Nomadar Corp. (NASDAQ: NOMA), a U.S.-based company operating at the intersection of sports, technology, tourism, and health, today announced that the City Council of El Puerto de Santa María has approved the Urban Development Agreement between the municipality and Sport City Cádiz S.L., Nomadar’s controlling and majority shareholder. This marks a decisive step toward the start of the urban planning phase for the land where Nomadar intends to build its Multiuse Event Center (or “Center”), part of Nomadar’s broader planned Sportech City real estate development project.

Located in El Puerto de Santa María in the Cádiz province of Andalusia, southern Spain, the proposed 110,000 m² Multiuse Event Center would anchor the broader 291,000 m² Sportech City project. The Sportech City project envisions a 40,000-seat Arena and Multiuse Complex designed to host international sports competitions, concerts, conventions, and large-scale events, supported by training facilities, hospitality zones, and a sustainable mobility network connecting the site to the surrounding city and coastline.

The approval — granted during the municipal plenary session held October 31, 2025 — establishes the legal and regulatory framework required to transform all 291,000 m² of land from protected rural status into a new Urban Transformation Area (ATU), under Andalusia’s Law on Territorial Sustainability (LISTA). The agreement also includes the creation of new public infrastructure, including an overpass and a train station to improve regional access and mobility.

“This agreement represents a historic step for El Puerto de Santa María and for Nomadar,” said Rafael Contreras, Executive Co-Chairman of Nomadar. “It lays the groundwork for a transformative sports and events destination that would position the Bay of Cádiz as a major hub for innovation and international collaboration.”

Managed by Nomadar, the Multiuse Event Center would serve as a bridge between Europe and the United States — hosting global summits, sports technology expos, and high-impact entertainment events. The Center embodies Nomadar’s mission to connect sports, innovation, and technology through large-scale infrastructure and international partnerships. Sport City Cádiz S.L.

This milestone comes shortly after Nomadar’s listing on the Nasdaq Stock Market on October 31, 2025, marking its formal entry onto U.S. public markets.

“Our Nasdaq debut and the approval in El Puerto de Santa María represent critical milestones for Nomadar,” said Carlos Lacave, Chief Financial Officer of Nomadar. “They reflect Nomadar’s and Cádiz CF’s commitment to uniting sports performance and innovation across the Atlantic.”

Sport City Cádiz S.L. and Nomadar intend to enter into a series of agreements related to the lease and development of the Sportech City real estate development project.

About Nomadar

Nomadar Corp. is a U.S.-based company operating at the intersection of sports, tourism, technology, and health. A subsidiary of Cádiz CF, a 115-year-old professional soccer club competing in La Liga, Nomadar develops innovative projects that connect global audiences through experiences that combine health, entertainment, and digital engagement.

The Company is also advancing the Sportech City real estate development project for a multi-purpose event center in southern Europe, designed to host international sports, cultural, and corporate events. Nomadar’s mission is to create sustainable, technology-driven platforms that enhance the connection between sports, community, and health.

Safe Harbor Statement

This Press Release includes “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. This forward-looking information relates to future events or future performance of Nomadar and reflects management’s expectations and projections regarding Nomadar’s growth, results of operations, performance, and business prospects and opportunities. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “aim”, “seek”, “is/are likely to”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other comparable terminology intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, those related to the Urban Development Agreement, any future agreement or arrangement between Sport City Cádiz S.L. and Nomadar related to the property and the ability of either Sport City Cádiz S.L. or Nomadar to develop the property. Forward-looking statements are based on certain assumptions and analyses made by the management of Nomadar in light of its experience and understanding of historical trends and current conditions and other factors management believes are appropriate to consider, which are subject to risks and uncertainties. Although Nomadar’s management believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and actual results may vary materially from the forward-looking information presented. Given these risks and uncertainties underlying the assumptions made, prospective purchasers of Nomadar’s securities should not place undue reliance on these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, Nomadar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on Nomadar’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Potential investors should read this document with the understanding that Nomadar’s actual future results may be materially different from what is currently anticipated. The Company cautions investors that actual results may differ materially from those anticipated and encourages investors to review other factors that may affect its future results in the Registration Statement and other filings with the SEC, available at www.sec.gov.

Investor Contacts

Joaquin Martin, Nomadar Corp.

investor.relations@nomadar.com

or

Richard Land, Alliance Advisors

nomaIR@allianceadvisors.com

Media Contact

Fatema Bhabrawala
Director of Media Relations, Alliance Advisors
fbhabrawala@allianceadvisors.com